Exhibit 5.1

OPINION OF LATHAM & WATKINS LLP

[LATHAM & WATKINS LETTERHEAD]

August 3, 2007

Medivation, Inc.

201 Spear Street, 3rd Floor

San Francisco, CA 94105

Re:	Registration Statement on Form S-3; Securities of Medivation, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Medivation, Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing on August 3, 2007, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), pertaining to the registration of securities for sale from time to time. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-B under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (both as defined herein) other than as to (i) the enforceability of the Agreements, the Debt Securities and the Warrants (each as defined herein) and (ii) the validity of the shares of Common Stock and the associated Rights and the Preferred Stock (each as defined herein).

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes the prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of (i) one or more series of its debt securities, which may be either senior, senior subordinated or subordinated debt securities (the “Debt Securities”), (ii) one or more series of its preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) shares of its common stock, par value $0.01 per share (the “Common Stock”), and associated preferred stock purchase rights (the “Rights”) to be issued pursuant to the Rights Agreement, dated as of December 4, 2006, between the Company and American Stock Transfer & Trust Company, as rights agent (the “Rights Agreement”), and (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), or any combination of the foregoing (collectively, the “Securities”). The term “Securities” shall include any additional Securities registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. Any Debt Securities may be exchangeable for and/or convertible into shares of Common Stock or Preferred Stock or into other securities. The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock or into other securities. The Debt Securities may be issued pursuant to an indenture by and between the Company and a financial institution to be identified therein as trustee (the “Trustee”) in the form included as Exhibit 4.6 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”). The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and between the Company and a bank or trust company to be identified therein as warrant agent (each, a “Warrant Agent”). The Indenture and the Warrant Agreements are herein collectively referred to as the “Agreements.”

In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization of the Agreements and authorization, issuance and sale of the Securities. For the purposes of this opinion, we have assumed that such proceedings to be taken in the future will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the general corporation law of the State of Delaware and, with respect to the opinions set forth in paragraphs 1, 4, 5 and 6 below, the internal laws of the State of New York and, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, as of the date hereof:

1. When an Indenture has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of any particular Debt Security have been duly established in accordance with the Indenture and authorized by all necessary corporate action of the Company, and when the Registration Statement and any required post-effective amendments thereto have all become effective under the Act and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and when any such Debt Security has been duly executed, issued, authenticated and delivered by or on behalf of the Company against payment therefor in accordance with the Indenture and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such corporate action, such Debt Security will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2. When the Registration Statement and any required post-effective amendments thereto have become effective under the Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and when a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Certificate of Incorporation and authorized by all necessary corporate action of the Company, and when such Preferred Stock shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and shall have been issued by the Company against payment of legal consideration in excess of the par value thereof in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and by such corporate action, the issue and sale of such Preferred Stock will have been duly authorized by all necessary corporate action of the Company and such Preferred Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that, if applicable, the Company will comply with all requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

3. When the Registration Statement and any required post-effective amendments thereto have become effective under the Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and upon adoption by the Board of Directors of the Company of resolutions in form and content as required by applicable law, when the Common Stock shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and shall have been issued by the Company against payment of legal consideration in excess of the par value thereof in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s), the Rights Agreement and by such resolutions, the issue and sale of the Common Stock and associated Rights will have been duly authorized by all necessary corporate action of the Company, the Common Stock and associated Rights will be validly issued, and the Common Stock will be fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that, if applicable, the Company will comply with all requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

4. When a Warrant Agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law, the specific terms of a particular issuance of Warrants have been duly established in accordance with the Warrant Agreement and authorized by all necessary corporate action of the Company, and when the Registration Statement and any required post-effective amendments thereto have all become effective under the Act and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the Warrant Agreement and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and (ii) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee, and assuming that (a) the Indenture does not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (b) the Indenture complies with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise, the Indenture will constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

6. When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and (ii) a Warrant Agreement has been duly authorized, executed and delivered by the Company and the Warrant Agent, and assuming that (a) the Warrant Agreement does not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (b) the Warrant Agreement complies with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise, the Warrant Agreement will constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses contained in Section 4.06 of the Indenture; (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (e) the severability, if invalid, of provisions to the foregoing effect. We are not passing upon the creation, validity, attachment, perfection or priority of any lien or security interest.

With your consent, we have assumed (a) that the Agreements, the Warrants and the Debt Securities (collectively, the “Documents”) will be duly authorized, executed and delivered by the parties thereto other than the Company, (b) that the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This letter assumes, with your consent, that the Board of Directors of the Company has acted in accordance with its fiduciary duties in adopting the Rights Agreement, and does not address whether the Board of Directors may be required to redeem or terminate, or take other action with respect to, the Rights in the future based on the facts and circumstances then existing. Moreover, this letter addresses corporate procedures in connection with the issuance of the Rights associated with the Common Stock, and not any particular provision of the Rights or the Rights Agreement. It should be understood that it is not settled whether the invalidity of any particular provision of a rights agreement or of rights issued thereunder would result in invalidating in their entirety such rights.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP